                                                                       Exhibit 5

                          GIBSON, DUNN & CRUTCHER, LLP


                                  July 18, 2000



General Magic, Inc.
420 North Mary Avenue
Sunnyvale, CA 94086

        Re:    Registration Statement on Form S-8 of General Magic, Inc.

Ladies and Gentlemen:

        We refer to the registration statement on Form S-8 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by General Magic, Inc., a Delaware corporation (the "Company"), with respect to the proposed offering by the Company of up to 2,550,000 shares (the "Shares") of the common stock of the Company, $0.001 par value per share (the "Common Stock"), which are subject to issuance by the Company under the General Magic, Inc. 2000 Stock Option Plan (the "Plan").

        We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the issuance by the Company of the Shares has been duly authorized and when (a) the Registration Statement has become effective under the Securities Act, and (b) the Shares are issued and paid for in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

GIBSON, DUNN & CRUTCHER LLP

General Magic, Inc.
July 18, 2000
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.


                                            Very truly yours,

                                            /s/ Gibson, Dunn & Crutcher LLP

                                            GIBSON, DUNN & CRUTCHER LLP